Exhibit 1.1
EXECUTION VERSION
1,125,000 Shares
EVANS BANCORP, INC.
Common Stock, $0.50 par value per share
UNDERWRITING AGREEMENT
May 10, 2010
Sandler O’Neill & Partners, L.P.,
919 Third Avenue, 6th Floor,
New York, New York 10022
Ladies and Gentlemen:
Evans Bancorp, Inc., a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O’Neill & Partners, L.P. (the “Underwriter”), an aggregate of 1,125,000 shares (the “Firm Shares”) and, at the election of the Underwriter, up to 97,000 additional shares (the “Optional Shares”) of the common stock, par value $0.50 per share (“Common Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).
     1. (a) The Company represents and warrants to the Underwriter, as of the date hereof, as of the Applicable Time referred to in Section 1(a)(v) hereof and as of each Time of Delivery referred to in Section 4(a) hereof (each such date, a “Representation Date”), and agrees with the Underwriter, as follows:
               (i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (Registration No. 333-165723), including each preliminary prospectus or prospectus included therein, which registration statement has been declared effective by the Commission under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Shares under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement and the Base Prospectus (as hereinafter defined) in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such final prospectus supplement or the Base Prospectus that was omitted from such registration statement at the time it was originally declared effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus, together with the related prospectus supplement, used in connection with the offering of the Shares that omitted the Rule 430B Information or that was captioned “Subject to Completion” (or a similar caption) is herein called, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “preliminary prospectus” and all references herein to any “preliminary prospectus” shall be deemed to mean and include, without limitation, the Statutory Prospectus (as hereinafter defined) and each preliminary prospectus included in the registration statement referred to above. Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any Rule 430B Information) otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time, is herein called the “Registration Statement.” The Company’s prospectus dated April 9, 2010 (the “Base Prospectus”) and the prospectus supplement dated May 10, 2010, relating to the offering of the Shares, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Shares (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise), including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, are hereinafter called, collectively, the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, pursuant to Rule 430B(f) of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be.
               (ii) At the time of the original filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at each Representation Date, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

               (iii) The Registration Statement was originally declared effective by the Commission on April 9, 2010 and any post-effective amendments thereto have also been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated therein by reference pursuant to the 1934 Act) has been complied with.
               (iv) At the respective times the Registration Statement was originally declared effective and any amendment thereto was declared effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at each “new effective date” with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at each Representation Date, the Registration Statement and any amendments thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          At the time the Prospectus or any amendment or supplement thereto was issued and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          Each preliminary prospectus (including, without limitation, the Statutory Prospectus) filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed (or, in the case of any preliminary prospectus or part thereof that was not filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b), complied as of its date), and each Prospectus and any amendments or supplements thereto filed pursuant to Rule 424(b) under the 1933 Act complied when so filed (or, in the case of any Prospectus or amendment or supplement thereto that was not filed pursuant to Rule 424(b), complied as of its date), in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus (including, without limitation, the Statutory Prospectus) and the Prospectus and any amendments or supplements thereto delivered to the Underwriter for use in connection with the offering of the Shares (whether to meet requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
               (v) As of the Applicable Time, neither (x) all Issuer-Represented General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited-Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          As used in this Section 1(a)(v) and elsewhere in this Agreement:
          “Applicable Time” means 8:00 p.m. (New York City time) on May 10, 2010, or such other date or time as agreed by the Company and the Underwriter.
          “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          “Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.
          “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.
          “Statutory Prospectus” means, at any time, the Base Prospectus and the preliminary prospectus supplement dated May 3, 2010, relating to the offering of the Shares, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time.
          Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, in each case including the documents incorporated by reference therein.
          The representations and warranties in this subsection (v) shall not apply to statements in or omissions from the Registration Statement, the Statutory Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.
               (vi) The documents incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus, at the respective time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (vii) The statements set forth in the Statutory Prospectus and the Prospectus under the captions “Risk Factors,” “Description of Capital Stock,” and “Underwriting,” insofar as they purport to constitute a summary of the terms of the Shares or certain provisions of the Company’s charter and bylaws or New York law, and under the captions “Regulation and Supervision” in the Statutory Prospectus and the Prospectus and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete, except as they may be qualified as summaries in the Statutory Prospectus or Prospectus.
               (viii) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below). Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each a “Subsidiary” and collectively the “Subsidiaries”) is listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K filed with the Commission. Except as otherwise stated on Exhibit 21.1 of such Annual Report on Form 10-K, each Subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, properties, shareholder’s equity, or results of operations of the Company and its Subsidiaries, taken as a whole.
               (ix) The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. The Company and each Subsidiary are in compliance in all material respects with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency (the “OCC”) and any other federal or state bank regulatory authorities with jurisdiction over the Company and its Subsidiaries, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect.
               (x) The Company is subject to the reporting requirements of the 1934 Act and has timely filed all reports required thereby.
               (xi) The Company is a “small reporting company” as such term is defined in Rule 12b-2 of the 1934 Act. The Company meets the eligibility requirements under General Instruction I.B.6 of Form S-3 with respect to the offer and sale of the Shares.

               (xii) The Company has an authorized capitalization as set forth in each of the Statutory Prospectus and the Prospectus under the heading “Capitalization.” All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other similar rights, except for such rights as may have been fully satisfied or waived. Except for options, restricted stock, restricted stock units and similar securities issued under the Company’s existing shareholder-approved equity compensation plans, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries, all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned directly by the Company or one of its Subsidiaries free and clear of any liens, claims or encumbrances.
               (xiii) The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and conform to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus. No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement, except for such rights as may have been fully satisfied or waived prior to the Time of Delivery. There are no restrictions upon the voting or transfer of any of the Shares except as required under applicable federal or state securities laws. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.
               (xiv) The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.
               (xv) KPMG LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, are, to the Company’s knowledge, registered independent public accountants as required by the 1933 Act and the 1933 Act Regulations and by the rules of the Public Accounting Oversight Board and to the Company’s knowledge, KPMG LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.
               (xvi) The execution, delivery and performance of this Agreement by the Company and Evans Bank, N.A. (the “Bank”), the issuance and sale of the Shares by the Company, the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including, without limitation, the use of proceeds from the sale of the Shares as described in the Statutory Prospectus and the Prospectus under the caption “Use of Proceeds”), do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and (ii) except as would not result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, will not (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Shares, have been obtained, except such consents, approvals authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.
               (xvii) Except as would not reasonably be expected to have a Material Adverse Effect, the material contracts to which the Company or any of its Subsidiaries is a party, have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.
               (xviii) The deposit accounts of the Bank are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the Company’s knowledge, threatened.

               (xix) Except as disclosed in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect.
               (xx) Except as disclosed in each of the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders applicable to financial holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.
               (xxi) The Company and each Subsidiary has valid title to all the properties and assets described as owned by it in the consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that would not reasonably be expected to have a Material Adverse Effect. Any real property and buildings held under lease or sublease by the Company and each of its Subsidiaries are held by them under valid and enforceable leases.
               (xxii) Except as disclosed in each of the General Disclosure Package and the Prospectus, since December 31, 2009, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary dividends on the Common Stock, the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its Subsidiaries has issued any capital stock or securities issuable into capital stock except for securities issued pursuant to the Company’s existing shareholder-approved equity incentive plans, (iv) neither the Company nor its Subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 1(a)(xxxiv), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and (v) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

          (xxiii) The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in each of the General Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect. No claims are pending, or to the knowledge of the Company, threatened, against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of any infringement of or any conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding,) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
          (xxiv) The Company and each of its Subsidiaries is in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal banking and environmental laws and regulations, except where failure to be so in compliance would not be reasonably expected to have a Material Adverse Effect. Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (a) in violation of its charter or bylaws or other organizational documents, as applicable; (b) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to any agreement, mortgage, deed of trust, lease, franchise, license, indenture or permit, except as would not reasonably be expected to have a Material Adverse Effect or (c) a party to or subject to or has received any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority, and neither the Company nor any Subsidiary has been advised by any governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. Neither the Company nor any Subsidiary has received any communication from any governmental authority that it is not acting in material compliance with any statute, regulation or ordinance. The Bank has received a Community Reinvestment Act rating of “Satisfactory” or better.
          (xxv) The Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any Subsidiary, in each case, that could be reasonably expected to have a Material Adverse Effect. All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.
               (xxvi) At the Time of Delivery, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.
               (xxvii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
               (xxviii) The Company and each of its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any Subsidiary under such policies.
               (xxix) Neither the Company nor, to the Company’s knowledge, any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate take or cause a person acting on their behalf to take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
               (xxx) The Company shall use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”
               (xxxi) No transaction has occurred between or among the Company or any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its 1934 Act filings and is not so described in such filings.
               (xxxii) There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably expected to have a Material Adverse Effect.

               (xxxiii) The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.
               (xxxiv) The consolidated financial statements of the Company and the related notes and schedules thereto included in its 1934 Act filings fairly present the financial position, results of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to result in a Material Adverse Effect) and do not contain all footnotes required under generally accepted accounting principles.
               (xxxv) The Company is in compliance in all material respects with the requirements of the NASDAQ Global Market (“NASDAQ”) for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock on NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing due to a failure to satisfy the NASDAQ continued listing requirements. The transactions contemplated by this Agreement will not conflict with the rules and regulations of NASDAQ. The Company will comply with all requirements of the NASDAQ with respect to the issuance of the Shares, including applicable notice requirements, and will use its reasonable best efforts to cause the Shares to be listed or eligible for quotation on NASDAQ and listed on any other exchange on which the Common Stock is listed promptly following the Time of Delivery.
               (xxxvi) The Company maintains a system of internal controls over financial reporting as defined in, and in accordance with, Rule 13a-15 under the 1934 Act. The Company has disclosure controls and procedures as defined in, and in accordance with, Rules 13-15(e) and 15d-15(e) under the 1934 Act. The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.
               (xxxvii) Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the

Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee; (v) made any payment of funds to the Company or any of its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in either the General Disclosure Package or the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required.
               (xxxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
               (xxxix) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Statutory Prospectus or the Prospectus or any documents incorporated by reference therein and that is not so described as required.
               (xl) Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company (other than this Agreement) and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.
               (xli) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
               (xlii) There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; in each of the foregoing cases, except as would not reasonably be expected to have a Material Adverse Effect. As used in this Section 1(a)(xlii), the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
               (xliii) The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.
               (xliv) The Company is not, nor has ever been, an issuer of the type described in Rule 144(i)(l) under the 1933 Act.
          (b) The Bank represents and warrants to the Underwriter, as of each Representation Date, and agrees with the Underwriter, as follows:
               (i) The Bank is duly organized and is in good standing as a national banking association under the rules and regulations of the OCC and to the extent required by applicable law, has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such other jurisdiction.
               (ii) Neither the Bank nor any of its subsidiaries is in violation of its charter, bylaws or other organizational or governing documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject (collectively, “Bank Instruments”).
               (iii) The execution, delivery and performance of this Agreement by the Bank, compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the charter or by-laws of the Bank or any statute, order, rule or regulation of any court or governmental entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties.
     2. (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, 1,125,000 shares of the Firm Shares from the Company, at a purchase price per share of $11.22 ($12.00, less an underwriting discount of $0.78).
          (b) The Company hereby grants to the Underwriter the right to purchase at its election up to 97,000 Optional Shares at the purchase price per share set forth in Section 2(a) of this Agreement for the sole purpose of covering overallotments in the sale of the Firm Shares. In the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
          (c) It is understood that the Underwriter shall accept delivery of, receipt for, and make payment of the purchase price for the Firm Shares and the Optional Shares, if any, which the Underwriter has agreed to purchase.
     3. Upon the authorization by the Company of the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City Time, on May 14, 2010 or such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New

York City time, on the date specified by the Underwriter in the written notice given by the Underwriter, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”
          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 7(l) hereof, will be delivered at the offices of Arnold & Porter LLP, 555 12th Street, N.W., Washington, D.C. 20004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final executed copies of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with the Underwriter:
          (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act (without reliance on Rule 424(b)(8)) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.
          (b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Underwriter so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (c) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
          (d) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
          (e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Underwriter and upon its request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to the Underwriter as many copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.
          (f) To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earning statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).
          (g) During the period beginning on and including the date of this Agreement and continuing through and including the date that is 90 days after the date of this Agreement, not to, and not to allow any of the individuals listed on Schedule II hereto to, sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, except as provided in the last sentence of this Section 5(g), any shares of Common Stock or any securities convertible into, repayable with, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities of the Company substantially similar to the Common Stock, or publicly announce an intention to do any of the foregoing, without the prior written consent of Sandler O’Neill & Partners, L.P.; provided, however, that if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may (1) issue Shares to the Underwriter pursuant to this Agreement, (2) issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans described in the Registration Statement and the Prospectus, as those plans are in effect on the date of this Agreement and (3) issue shares of Common Stock upon the exercise of stock options that are described in the Registration Statement and the Prospectus and that are outstanding on the date of this Agreement, and issue shares of Common Stock upon the exercise of stock options issued after the date of this Agreement under stock option plans referred to in clause (2) of this sentence, as those plans are in effect on the date of this Agreement.
          (h) To furnish to its shareholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.
          (i) During a period of five years from the date of this Agreement, unless otherwise available via EDGAR (or its successor used by the SEC), to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).
          (j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”.
          (k) The Company will use its reasonable best efforts to obtain, effect and maintain the listing of the Shares on NASDAQ and will file with NASDAQ all documents and notices required by the NASDAQ of companies that have securities that are traded on NASDAQ.
          (l) To comply, and to use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.
     6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the reasonable out-of-pocket expenses incurred by the Underwriter in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, disbursements, marketing and travel expenses, but excluding the fees and expenses of Underwriter’s counsel; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any copying or compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with the supplemental listing of the Shares on NASDAQ; (vi) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.
     7. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such

Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) The Prospectus containing the Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(d)(8)) and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter; and the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
          (b) Arnold & Porter LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the Shares, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
          (c) Luse Gorman Pomerenk & Schick, P.C., special counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Underwriter and as previously agreed upon.
          (d) At the time of execution of this Agreement, KPMG LLP shall have furnished to the Underwriter a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Underwriter, to the effect previously agreed upon and, at the effective date of any post-effective amendment to the Registration Statement after the date of this Agreement and at each Time of Delivery, KPMG LLP shall have furnished to the Underwriter a letter or letters, dated such effective date or Time of Delivery, as the case may be, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in a letter or letters furnished at the time of execution of this Agreement, except that the specified date referred to therein shall be a date not more than three business days prior to such effective date or Time of Delivery, as the case may be.
          (e) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.
          (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock.
          (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, the Nasdaq Global Market or the Nasdaq Global Select Market or any setting of minimum or maximum prices for trading on such exchange; (ii) a suspension or material limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal or New York state authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed, or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, or currency exchange rates or exchange controls, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of the Underwriter is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in either the General Disclosure Package or the Prospectus or to enforce contracts for the sale of the Shares.
          (h) The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the 1934 Act and is listed on NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.
          (i) Prior to the execution and delivery of this Agreement, the Company has obtained and delivered to the Underwriter executed agreements from each of the persons listed on Schedule II hereto, substantially to the effect set forth in Annex I hereof, in form and substance satisfactory to the Underwriter.

          (j) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.
          (k) The Company shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of Chief Executive Officer and Chief Financial Officer of the Company satisfactory to the Underwriter to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to their knowledge contemplated by the Commission.
          (l) On or prior to the Time of Delivery, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonable request.
     8. (a) (i) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company specifically for inclusion in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto, are (i) the concession and reallowance figures appearing in the fifth paragraph of the Statutory Prospectus and Prospectus in the section entitled “Underwriting,” (ii) the second sentence of the eighth paragraph under the section entitled “Underwriting” in the Statutory Prospectus and the Prospectus relating to the Underwriter’s reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part; and (iii) the fourteenth, fifteenth, sixteenth, seventeenth and eighteenth paragraphs under the section entitled “Underwriting” in the Statutory Prospectus and the Prospectus relating to stabilization transactions, over-allotment transactions and syndicate covering transactions in which the Underwriter may engage (collectively, the “Underwriter’s Information”). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) and the contribution provided for in paragraph (d) below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank (x) is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act (“Section 23A”), or (y) is determined by the Federal Reserve Board, the FDIC or the OCC (including the staff thereof) to constitute a covered transaction under Section 23A, as provided in written advice to the Bank or the Company.
          (b) The Underwriter agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or such individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that the indemnifying party has been materially prejudiced (through forfeiture of substantive rights of defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise that than under paragraph 8(a) or 8(b) above. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agrees that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank in this subsection (d) to contribute are joint and several.
          (e) The obligations of the Company and the Bank under this Section 8 shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Underwriter, or any of the respective partners, directors, officers and employees of the Underwriter or any such controlling person; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the 1933 Act.
     9. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Bank and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     10. If this Agreement is terminated and any Shares are not delivered by or on behalf of the Company as provided herein, neither the Company nor the Bank shall then be under any liability to the Underwriter except as provided in Sections 6 (in the case of the Company) and 8 (in the case of the Company and the Bank).
     11. Each of the Company and the Bank, severally and not jointly, acknowledges and agrees that:
          (a) in connection with the sale of the Shares, the Underwriter has been retained solely to act as underwriter, and no fiduciary, advisory or agency relationship between the Company or the Bank, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;
          (b) the price of the Shares set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriter, and the Company and the Bank are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
          (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Bank and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Bank by virtue of any fiduciary, advisory or agency relationship; and
          (d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Bank in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Bank, including shareholders, employees, depositors or creditors of the Company or the Bank.
     12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel; and if to the Company or to the Bank shall be delivered or sent by mail to the Company at 14-16 North Main Street, Angola, New York 14006, Attention: Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, the Bank and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and of the Bank and each person who controls the Company, the Bank or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWING]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and the Bank.

Very truly yours, EVANS BANCORP, INC.
By:	/s/ David J. Nasca
	Name:	David J. Nasca
	Title:	President and CEO

EVANS BANK, N.A.
By:	/s/ David J. Nasca
	Name:	David J. Nasca
	Title:	President and CEO

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P., as the Underwriter
By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Christopher S. Hooper
	Name:	Christopher S. Hooper
	Title:	An officer of the corporation

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised

Sandler O’Neill & Partners, L.P.	1,125,000	97,000

SCHEDULE II
List of Directors and Executive Officers subject to the Lock-up Agreement
James E. Biddle, Jr.
Phillip Brothman
Kenneth C. Kirst
Mary Catherine Militello
Robert G. Milller, Jr.
John R. O’Brien
David M. Taylor
James Tilley
Nancy W. Ware
Thomas H. Waring, Jr.
David J. Nasca
Gary A. Kajtoch
William R. Glass
Cynthia M. Rich
John B. Connerton
Susan J. Herold
Howard M. Martin, Jr.

SCHEDULE III
Issuer-Represented General Use Free Writing Prospectuses
1.	Free-writing prospectus dated May 3, 2010.

ANNEX I
Form of Lock-Up Agreement

Evans Bancorp, Inc.
Public Offering of Common Stock
May 10, 2010
Sandler O’Neill & Partners, L.P.
919 Third Avenue
6th Floor
New York, New York 10022
Ladies and Gentlemen:
The undersigned understands that you, as sole underwriter, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Evans Bancorp, Inc., a New York corporation (the “Company”), and its subsidiary Evans Bank, providing for a public offering (the “Offering”) of shares of the Company’s common stock, par value $0.50 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 (File No. 333-165723) filed with the Securities and Exchange Commission and declared effective on April 9, 2010. As used herein, the term “Underwriter” means Sandler O’Neill & Partners, L.P., acting as the sole underwriter named in the Underwriting Agreement.
In consideration of the agreement by the Underwriter to participate in the Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that (other than as set forth below), during the period beginning on and including the date of the prospectus supplement relating to the Offering (the “Prospectus”) and continuing through and including the date that is 90 days after the date of such Prospectus Supplement, the undersigned will not, without the prior written consent of Sandler O’Neill & Partners, L.P., (i) sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock, any securities of the Company substantially similar to any Common Stock or any securities convertible into, repayable with, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities of the Company substantially similar to any Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned now or hereafter has or may be deemed to have beneficial ownership in accordance with the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”) or (ii) publicly announce an intention to do any of the foregoing.
The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of the Undersigned’s Shares, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, even if such shares or other securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has and, except as contemplated by clause (i) or (ii) above, for the duration of this Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company and the applicable registrars and transfer agents against the transfer of the Undersigned’s Shares, except in compliance with the foregoing restrictions. In furtherance of the foregoing, the Company and the applicable registrars and transfer agents are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.
If:
     (1) during the last 17 days of the 90-day lock-up period set forth in this letter agreement the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 90-day lock-up period set forth in this letter agreement, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this letter agreement (this “Agreement”) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from and including the first day of the initial 90-day restricted period referred to above through and including the 34th day following the last day of such initial 90-day restricted period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.
The undersigned understands that the Company and the Underwriter are relying upon this Agreement in proceeding toward consummation of the Offering. The undersigned represents and warrants that the undersigned has full power and authority to enter into and perform this Agreement. The undersigned further understands that this Agreement is irrevocable and agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder (other than any shares of Common Stock subject to the Underwriter’s over-allotment option), the undersigned shall be released from all obligations under this Agreement.
[Remainder of Page Intentionally Left Blank]

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

Signature

Name

Address